UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 13, 2004

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2004, NRG Energy, Inc., or the Company, entered into a Stock Purchase Agreement with MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P., or, collectively, the MatlinPatterson Parties, providing for the repurchase by the Company of 13 million of the Company’s common shares in the aggregate from the MatlinPatterson Parties. The MatlinPatterson Parties collectively own approximately 21,505,044 shares of the Company’s common stock (approximately 21.5% of the Company’s outstanding common shares) and have three representatives on the Company’s Board of Directors.

Upon the closing under the Stock Purchase Agreement, the common shares are to be repurchased, using existing cash balances, at a price equal to the lesser of the closing stock price of the Company’s common shares on December 13, 2004 or 97% of the closing stock price on the date that the Company’s previously announced issuance of convertible preferred stock is priced. Immediately after the price is determined, the parties have agreed to a consultation period during which they will consult in good faith for a period of one hour (or such longer or shorter period as the parties may agree) to determine whether either the Company or any of the MatlinPatterson Parties will exercise the right provided by the Stock Purchase Agreement to terminate the Stock Purchase Agreement within such time period.

Also, upon the closing under the Stock Purchase Agreement, the Registration Rights Agreement dated December 5, 2003, by and among the Company and MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. will be terminated and Mark R. Patterson, Ramon Betolaza and Frank S. Plimpton, the representatives of the Matlin Patterson Parties on the Company’s Board, will cease to be directors of the Company. From the date of the closing until and including the date that is ninety (90) days after such date, each of the MatlinPatterson Parties will not, and will cause its Affiliates not to, directly or indirectly, sell, transfer, make any short sale of, loan or effect any distribution or other distribution of any interest in any of the Company’s common shares. The MatlinPatterson Parties have also agreed that they will not acquire voting securities of the Company (subject to limited exceptions), seek control of the Company or undertake certain other actions with respect to the Company for a period of two years, subject to earlier termination in certain circumstances.

The closing under the Stock Purchase Agreement is subject to conditions, including the closing of the Company’s intended sale of its convertible perpetual preferred stock announced today and the Company’s receipt of the consent of the lenders under the Company’s Credit Agreement dated December 23, 2003. In the event that the closing under the Stock Purchase Agreement does not occur as a result either of the failure of any of the MatlinPatterson Parties to comply with any term or condition of the Stock Purchase Agreement or the exercise by the MatlinPatterson Parties of the termination right during the consultation period described above, the Registration Rights Agreement shall be amended such that the MatlinPatterson Parties shall only be entitled to exercise their right to cause the Company to register their common shares one time pursuant to the Registration Rights Agreement. Except as set forth in the immediately preceding sentence, if the closing does not occur for any reason, the provisions of the Registration Rights Agreement shall remain in full force and effect and unchanged.

The Stock Purchase Agreement is attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

See the disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The press release announcing the Company’s entry into the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.1	Stock Purchase Agreement dated December 13, 2004, by and among NRG Energy, Inc. and MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.

99.1	Press release, dated December 13, 2004.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, foreign exchange rates, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets and related government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, our ability to convert facilities to burn western coal, our substantial indebtedness and the possibility that we may incur additional indebtedness, adverse results in current and future litigation, the willingness of counterparties to negotiate new contracts in California, and the amount of proceeds from asset sales. The share repurchase and the redemption of the notes are subject to conditions and there can be no assurance that they will be consummated.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ TIMOTHY W. J. O’BRIEN

Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: December 13, 2004

Exhibit Index

Exhibit
Number	Document
10.1	Stock Purchase Agreement dated December 13, 2004, by and among NRG Energy, Inc. and MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P.

99.1	Press Release, dated December 13, 2004